Exhibit 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

sEVENTH AMENDMENT TO THE LICENSE AGREEMENT

This SEVENTH AMENDMENT TO THE LICENSE AGREEMENT (the “Seventh Amendment”) is made and entered into as of January 1, 2015 (the “Seventh Amendment Effective Date”), by and between SANGAMO BIOSCIENCES, INC., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and SIGMA-ALDRICH CO., LLC, a Delaware limited liability company having its principal place of business at 3050 Spruce Street, St. Louis, MO 63103 (“Sigma”).  Sigma and Sangamo are individually referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

A.Sigma and Sangamo are parties to a License Agreement effective as of July 10, 2007 as previously amended (the “Agreement”), under which Sangamo granted to Sigma a certain license to use Sangamo’s proprietary zinc finger protein technology in the fields as defined therein.

B.Sigma and Sangamo desire to amend the Agreement in accordance with the amendments below.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Seventh Amendment Effective Date.  Where the Agreement is not explicitly amended, the terms of the Agreement and any prior amendments will remain in force.  Capitalized terms used in this Seventh Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement or prior amendments.

1.	Section 7.5(a) shall be amended to read in its entirety as follows:

“(a)Sigma shall pay to Sangamo on or before each anniversary of the Effective Date up to and including the tenth anniversary of the Effective Date, the minimum annual payment obligation set forth in this Section 7.5 with respect to such anniversary.  Such payment obligation for a particular anniversary shall be reduced (but not below zero) by (i) any royalties owed to Sangamo pursuant to Section 7.7 with respect to sales in the first quarter of the calendar year in which such anniversary occurs or (ii) any payments owed to Sangamo pursuant to Section 7.6 with respect to Sublicensing Revenue received by Sigma during the first quarter of such calendar year.  Each payment made by Sigma pursuant to this Section 7.5 is referred to as a “Minimum Annual Payment.”

Anniversaries of the Effective Date	Minimum Annual Payment Obligation
First, Second, Third	$[***]
Fourth, Fifth, Sixth, Seventh	$[***]
Eighth, Ninth, Tenth	$[***]”

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2.	Section 7.7(a) shall be amended to read in its entirety as follows:

“(a)Sigma shall pay royalties to Sangamo on Net Sales of Licensed Products at the rate of [***] of Net Sales of Licensed Products.”

3.	The last sentence of Section 7.7(e) shall be deleted.
4.	Section 7.8 shall be amended to read in its entirety as follows:

“7.8[Intentionally deleted]”

5.	Section 11.5(a) shall be amended to read in its entirety as follows:

“(a)On written request by Sigma, Sangamo will discuss in good faith with Sigma an appropriate accommodation (which may involve a reduction in certain future payments owed to Sangamo under this Agreement) to reflect the reduced commercial value of the licenses granted to Sigma under this Agreement as a result of activity in the Commercial Field by unlicensed Third Parties that has a material adverse effect on Sigma’s ability to exploit its rights under this Agreement.”

6.	Section 11.5(b) shall be amended to read in its entirety as follows:

“(b)On written request by either Party identifying changed circumstances that materially affect the benefits or burdens of such Party under this Agreement, the Parties shall discuss in good faith possible ways of addressing such changed circumstances; provided, however, that Sangamo shall not have any obligations under this Section 11.5(b) with respect to any changed circumstances identified by Sigma concerning the Field.”

7.	Exhibit D shall be amended to read in its entirety as follows:

“Exhibit D

Mandatory Terms for Limited Use License

(a)  the Customer will not transfer the Licensed Product sold to it or any Licensed Product derived therefrom to any other person or entity without such other person or entity entering into a written material transfer agreement with such Customer that (A) provides for a transfer to such person or entity that does not violate or otherwise conflict with the terms of the Use License entered into by such Customer, (B) includes the terms of such Use License and (C) requires such other person or entity to comply with all such terms that applied to such Customer under such Use License;

(b)  the Customer’s use of all Licensed Products will be limited to the Field; and

(c)  the Customer will not use Licensed Products in the Plant Field.”

[The remainder of this page was left blank intentionally.]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

In witness whereof, the Parties have executed this Seventh Amendment in duplicate originals by their proper officers as of the Seventh Amendment Effective Date.

SIGMA-ALDRICH CO., LLC		SANGAMO BIOSCIENCES, INC.
By:	/s/ Shahed Yousaf	By:	/s/ Edward Lanphier
Name:	Shahed Yousaf	Name:	Edward Lanphier
Title:	VP Technology & Business Development	Title:	President & CEO
Date:	April 15, 2015	Date:	April 15, 2015

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION